Exhibit 10.7


                       Comprehensive Credit Line Agreement
                          Of Guangdong Development Bank

                          The parties of the agreement:

Accrediting party (Party A): Guangdong Development Bank Ningbo Branch

Legal Representative: Tianyun Wang

Position: President of Ningbo Branch

Accredited party (Party B): Ningbo Jiangdong Yonglongxing Special Paper Co., Ltd (Yonglongxing)

Legal Representative: David Yi Wu

Position: General Manager of Yonglongxing

Guarantor (Party C): (1) Ningbo Long' an Industrial and Trade Co., Ltd.

Legal Representative: Xuejun Chen    Position: General Manager;

(2) Ningbo Hengxin Trade Development Co., Ltd. Legal Representative: Shunli Shi
 Position: General Manager

(3)Zhoushan Shunji Construction Material Co., Ltd.
Legal Representative: Yi Wu           Position: General Manager

Item 1 Amount of Credit Line
According to the agreement, the highest amount of credit line (excluding deposit) that Party A provides to Party B is $1.45 million.

Party A agreed that if the balance of the credit line of Party B has not exceeded the range of the credit line regulated by Party A, Party B can use the credit line and need not go through formalities of guarantee one by one.

Item 2 Scope of application of the credit line The credit line is mainly used as the working capital.

Item 3 Term of the credit line
The term is 12 months, from March 23, 2005 to March 22, 2006.

Item 4 Interest rate
The annual interest rate is 6.264% .The interest is monthly calculated and it is paid on the 20th day every month.

Item 5 Source of the refund

1. The income related to the use of the credit line includes, yet not limited to the revenue of the sales of the imported products, remittance of the note, export tax rebate and revenue of exporting.

2. Other revenues.

3. Various kinds of own fund and debt-credit fund.

4. The income from the transferring or arbitrage of different kinds of assets;

5. Guarantee of the payment of the import guarantor;

6. The indemnity from the insurance company of export credit.

7. Others .

Item 6 The credit line of working capital
The highest amount of credit line of working capital is RMB 1.45 million and the credit line can be circulated.

Item 7 Guarantees

Party C is voluntarily to be the guarantor for the debit of Party B according to the agreement in order to ensure Party A to realize the creditor's right. Party A and Party C have signed the "Guangdong Development Bank Highest Amount Guarantee Agreement " (contract number: A58137). Party C bear the guarantee responsibilities according to this agreement and the guarantee agreement .If Party C includes 2 or more than 2 guarantors, then the guarantors bear the related responsibilities of guarantee. If the guarantee changes, which makes Party A think it is unfavorable to Party A's credit, Party B must provide other guarantee acceptable by Party A .

Item 8 the coming into force, altering, canceling and expiring of the agreement

1. The agreement comes into force since the signature (If it is required to register the collateral, the agreement comes into force after the registration) and the agreement will expire after all the principal, interest, compound interest, default interest and other subordinate expenses are paid off.

2. If Party B hopes to extend the term, Party B should provide the written application to Party A 20 days ahead of the expiring day and Party A will evaluate whether it can be extended.

Item 9 Notarization
All of the three parties agreed that if the agreement is notarized as the legal document of Party A's credit right, and if Party B does not return the principle and the accrued interest, as well as other related expenses, Party A has the right to apply to the court for compulsory execution, Party B and Party C must accept the compulsory execution unconditionally and give up the contradicting right.

Item 10 the applicable law and solutions to disputes
The agreement is applicable to the law of People's Republic of China and solves the disputes through lawsuit way.

Item 11 Supplementary provisions

1. Representative of Party A: Wei Zhou , Tel:0574-87289888

2. Representative of Party B: Xiali Gan, Tel:0574-56169308

There are totally 4 copies of the agreement, Party A holds one, Party B and
 Party C hold another two separately, the last one is held by the registration agency.